Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Thomson Reuters Corporation of our report dated March 19, 2008, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Reuters Group PLC, which appears in Thomson Reuters PLC’s Annual Report on Form 20-F for the year ended December 31, 2007.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants
London, England
1 May 2008